United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2014

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 mgeenergy.com	39-2040501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

MGE Energy, Inc. (the "Company") has entered into a joint venture with Wisconsin Energy Corporation to evaluate the advisability and feasibility of potentially bidding on generating assets owned by the State of Wisconsin, which might include the University of Wisconsin's interest in the UW-Madison's West Campus Cogeneration Facility, which the Company co-owns and operates.

This decision was prompted both by the Wisconsin Department of Administration's (DOA) decision to retain professional counsel to evaluate the properties and our belief that if Wisconsin ultimately decides to sell any of these properties, it would be best for the State and the people of the State if those assets were sold to long-standing and proven Wisconsin companies committed to providing reliable energy services to their customers.

Should the State determine that the assets should be sold, the joint venture would decide on a case-by case basis whether to submit a bid. If the bid is successful, the joint venture would finance the acquisition and would own and manage the acquired assets. If those acquired assets include the State's interest in the West Campus Cogeneration Facility, Madison Gas and Electric Company would continue to operate those assets as it does currently.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

Date: August 27, 2014	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

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